                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
FirstCity Financial Corporation:


     We consent to incorporation by reference in Amendment No. 2 to the registration statement on Form S-4 of FirstCity Financial Corporation and subsidiaries of our report dated February 8, 1995, relating to the consolidated statements of income, stockholders' equity, and cash flows of J-Hawk Corporation and subsidiaries, the predecessor entity of FirstCity Financial Corporation, for the year ended December 31, 1994, which report appears in the December 31,1996 annual report on Form 10-K/A No. 3 of FirstCity Financial Corporation and subsidiaries.


                                    /s/ JAYNES, REITMEIER, BOYD & THERRELL,
                                    P.C.

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May 28, 1997